Exhibit 99.1

United Natural Foods Announces the Appointment of New Independent Directors as Part of its Transformation Plan to Drive Shareholder Value Creation

Announces acceleration and expansion of customer and
supplier focused multi-year Transformation Plan

Adds Lynn Blake, James Loree and James C. Pappas to the Board

The Board will oversee a financial review to enhance the
Company’s performance and drive shareholder value creation

Enters Cooperation Agreement with JCP Investment Management, LLC (“JCP”)

PROVIDENCE, R.I. —(BUSINESS WIRE)—United Natural Foods, Inc. (NYSE: UNFI) (the “Company” or “UNFI”) today announced the addition of three new members to its Board of Directors (“Board”) as part of the Company’s ongoing customer and supplier focused transformation plan and commitment to strong corporate governance and shareholder value creation. Effective September 28, 2023, Lynn Blake, James “Jim” Loree and James C. Pappas will join UNFI’s Board as new independent directors. In addition, in connection with a Cooperation Agreement UNFI entered with JCP, the Board will also oversee a financial review designed to enhance the Company’s performance and drive shareholder value creation. Both actions are aimed at accelerating UNFI’s transformation and positioning the Company for both near- and long-term success.

The appointment of the three new independent directors reflects UNFI’s commitment to ongoing Board refreshment and shareholder engagement. Collectively, these new directors bring decades of experience in investment management, business strategy, finance, digital innovation, and technological transformation. With these appointments, UNFI’s Board will temporarily increase to 14 directors, 13 of whom are independent under the Company’s director independence standards, before reducing back to 11 members effective at the upcoming 2024 Annual Meeting. In the Company’s upcoming proxy statement, the Board will recommend 11 nominees to stand for election at the 2024 Annual Meeting of Stockholders, consisting of the three new directors and eight other nominees, who are current directors, to be selected by the Board.

Jack Stahl, Chairman of UNFI’s Board, said: “As we accelerate our transformation plan, seek to drive ever higher service levels for our customers and suppliers, and enhance shareholder value creation, we look forward to benefitting from the unique skills and perspectives these three highly experienced new directors add to the vast sector, operating, and governance experience of our existing directors.

“Lynn is a seasoned investor who will play a pivotal role in the Board’s capital allocation and investment decisions and the Company’s broader efforts to enhance shareholder value, and who will also benefit our sustainability-focused business initiatives by virtue of her five-year tenure as a member of the Sustainability Accounting Standards Board’s (SASB) investment advisory group. Jim is a proven executive and public company director with extensive experience overseeing periods of rapid growth and strategic transformation at Stanley Black & Decker. And James’ input and insight in the areas of strategy, capital allocation and corporate governance, combined with his deep knowledge of our sector, have already been extremely valuable. We expect each of them to make significant immediate contributions to our Board as we create and deliver sustained value for shareholders and all stakeholders.”

The Board-led review will focus on evaluating and optimizing the Company’s financial position. This will include an evaluation of approaches to unlock and best prioritize financial resources to support the Company’s strategy, continue to strengthen the balance sheet, and create long-term value for shareholders. Findings will be shared with our stakeholders as they become available.

Sandy Douglas, Chief Executive Officer of UNFI, commented: “Our Board and management team believe that the transformation plan we previously shared will deliver value for UNFI shareholders through unifying and modernizing our systems, enhancing digital offerings to meet new omnichannel trends, automating and optimizing supply chain capabilities, and delivering profitable growth. Further, we are taking decisive action to right size our cost structure. Alongside these step-change improvements to our business, we believe there may be additional actionable opportunities to focus our operations and create further value for shareholders. Our Board is committed to looking at these areas as we continue to move forward with our transformation into a technology-enabled food retail services company.”
Mr. Pappas, the founder and Managing Member of JCP, stated: “We appreciate the constructive dialogue we have maintained with UNFI over the past several months and are pleased to have come to this agreement with UNFI in connection with the refreshment of the Board with new, independent shareholder representatives. With UNFI’s leading position in the grocery food distribution market, substantial assets and consistent free cash flow, the Company has significant opportunities to create long term shareholder value. As a director, I look forward to being a part of the Board-led review and assisting with the Company’s transformation efforts as the refreshed Board helps set UNFI on the path to meaningful shareholder value creation.”
The Company’s complete Cooperation Agreement with JCP, which includes certain customary standstill, voting, and other provisions, will be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K.

About Lynn Blake

Ms. Blake has more than thirty years of experience in the investment industry and deep financial and strategic expertise. She joined State Street Corporation in 1987 and has held various leadership roles during her tenure. Most recently, she served as Executive Vice President and Chief Investment Officer of Global Equity Beta Solutions for State Street Global Advisors (SSGA), one of the world’s largest asset managers. In this role she represented the largest book of business in assets and revenues at SSGA servicing more than 2,000 institutional and retail clients, including the world’s largest asset owners and intermediaries. During her tenure, Ms. Blake grew assets and revenues three-fold and transformed the operating model to boost operating margins through technology and process enhancements, as well as executing an organizational redesign by building out investment and research functionality and expertise in India and Poland. She also led ESG and Asset Stewardship and anchored the Stewardship program to achieve long-term value creation through investee company engagement and board oversight, proxy voting policies, and thought leadership. Ms. Blake served as a member of the Sustainability Accounting Standards Board’s (SASB) investment advisory group from 2016 to 2021. She currently is an Independent Director of NYSE-listed WisdomTree, Inc., a global exchange-traded product sponsor and asset manager, where she serves on the Compensation Committee, the Audit Committee, and the Nominating and Governance Committee.

About James Loree

Mr. Loree is a seasoned transformational leader with more than four decades of experience across two global diversified industrial and consumer products businesses, Stanley Black & Decker and General Electric. He brings extensive experience in finance, operations, supply chain and logistics, risk management, sustainable business practices, and corporate governance to UNFI, as well as broad expertise across the consumer sector. Mr. Loree most recently served as President and CEO of Stanley Black & Decker, Inc., a leading industrial and consumer products company, from 2016 to 2022, where he led 60,000 employees across 60 countries. Mr. Loree served as President and COO of the company from 2013 to 2016; COO from 2009 to 2013; EVP and CFO from 2002 to 2009; and VP and CFO from 1999 to 2002. Prior to joining Stanley Black & Decker, Mr. Loree held positions of increasing responsibility in financial and operating management in business, corporate, and financial services at General Electric Company from 1980 to 1999. Mr. Loree served as a director of Stanley Black & Decker from 2016 to 2022 and Harsco Corporation from 2010 to 2016. He was Chairman of Harsco’s Audit Committee from 2012 to 2016. Mr. Loree currently serves on the board of Whirlpool Corporation, where he is a member of the Audit Committee and Human Resources Committee, and previously served on the Corporate Governance Committee.

About James C. Pappas

Mr. Pappas founded JCP Investment Management in Houston in June 2009 and is the Managing Member and owner of the firm. Throughout Mr. Pappas’ career he has concentrated much of his efforts in the restaurant, food and retail business sectors and possesses a thorough understanding of restaurant and food businesses in addition to his expertise in corporate finance. From 2007 until 2009, he was a private investor, in addition to consulting with several businesses. From 2005 until 2007, he worked in the Investment Banking/Leveraged Finance Division of Goldman Sachs, where he advised private equity groups and corporations on appropriate leveraged buyout, recapitalization, and refinancing alternatives. Prior to that, he was an investment banker at Banc of America Securities, where he focused on consumer and retail investment banking. He currently serves as a Director of Innovative Food Holding, Inc., a direct-to-chef and restaurant specialty food platform, a position he has held since 2020, and as a director of Tandy Leather Factory, Inc., a specialty retailer and wholesale distributor of leather and leather related products, a position he has held since 2016. Mr. Pappas previously served on the boards of several public companies, including food-related businesses such as Jamba, Inc., The Pantry, Inc., and Morgan’s Foods, Inc. He currently also serves as Secretary for the Endowment Advisory Board of the Annunciation Greek Orthodox Church in Houston and on the Methodist Hospital Gastro Division’s Advisory Board in Houston.

About UNFI

UNFI is North America's premier grocery wholesaler delivering the widest variety of fresh, branded, and owned brand products to more than 30,000 locations throughout North America, including natural product superstores, independent retailers, conventional supermarket chains, ecommerce providers, and food service customers. UNFI also provides a broad range of value-added services and segmented marketing expertise, including proprietary technology, data, market insights, and shelf management to help customers and suppliers build their businesses and brands. As the largest full-service grocery partner in North America, UNFI is committed to building a food system that is better for all and is uniquely positioned to deliver great food, more choices, and fresh thinking to customers and suppliers. To learn more about how UNFI is delivering value for our stakeholders, visit www.unfi.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include those described in the Company’s filings under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K for the year ended July 30, 2022 filed with the SEC on September 27, 2022 and other filings the Company makes with the SEC. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information contained in this press release to reflect subsequently occurring events or circumstances. Any estimates of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These estimates are subject to change and could differ materially from final reported results.

Important Additional Information and Where to Find It

UNFI plans to file proxy materials with the SEC in connection with the solicitation of proxies for the Company’s annual meeting of stockholders held in the Company’s fiscal year 2024 (the “2024 Annual Meeting”). Prior to the 2024 Annual Meeting, UNFI will file a definitive proxy statement (the “Proxy Statement”). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the Company with the SEC in connection with the 2024 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website https://ir.unfi.com/financials/annual-reports/

default.aspx or by contacting United Natural Foods, Inc., 11840 Valley View Road, Eden Prairie, MN 55344, Attn: Investor Relations or via email to InvestorRelations@unfi.com.

Certain Information Regarding Participants
The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2024 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom own in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2024 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its annual meeting of stockholders held in the Company’s fiscal year 2023 (the “2023 Proxy Statement”), filed with the SEC on November 22, 2022. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2023 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Contacts

For Investors:
Kristyn Farahmand
401-213-2160
kristyn.farahmand@unfi.com
-or-
Steve Bloomquist
952-828-4144
steve.j.bloomquist@unfi.com

For Media:
Charles Davis
215-539-1696
cdavis@unfi.com